                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                            -------------------


                                 FORM 8-K/A
                          CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                               -------------




    Date of Report (Date of Earliest Event Reported):  January 11, 1995

                            DATAFLEX CORPORATION
---------------------------------------------------------------------------
           (Exact Name of Registrant as Specified in its Charter)

                                 NEW JERSEY
---------------------------------------------------------------------------
               (State or Other Jurisdiction of Incorporation)

            0-15551                                    22-2163376
------------------------------               ------------------------------
   (Commission File Number)                         (I.R.S. Employer
                                                   Identification No.)

         3920 Park Avenue, Edison, NJ                          08820
---------------------------------------------          --------------------
   (Address of Principal Executive Offices)                 (Zip Code)

                               (908) 321-1100
---------------------------------------------------------------------------
            (Registrant's Telephone Number, Including Area Code)

                                    N/A
---------------------------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)

     Item 7.   Financial Statements and Exhibits.

          (a)  Financial Statements of Business Acquired:

               Audited and unaudited financial statements of National Data Products, Inc. for the periods specified in Regulation S-X are attached hereto as Item 7(a).

          (b)  Pro Forma Financial Information:

               Pro Forma Financial Statements of Dataflex Corporation required pursuant to Article 11 of Regulation S-X are attached hereto as Item 7(b).


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date:  March 27, 1995         DATAFLEX CORPORATION


                                   BY:  /s/ Raymond DioGuardi
                                      -------------------------
                                        Raymond DioGuardi
                                        Chief Financial Officer












































     NYFS01...:\04\40204\0004\2137\RPT3165T.51B

                                   ITEM INDEX
                                  ------------




                                             Page No. in
                                             Manually Signed
     Item                                    Report
     ----                                    ---------------

     7(a) National Data Products, Inc.              4
          unaudited balance sheet as of
          December 31, 1994 and unaudited
          statements of income and cash
          flows for the year then ended

          National Data Products, Inc.              9
          audited balance sheets as of
          December 31, 1993 and December
          31, 1992

          National Data Products, Inc.             10
          audited statements of income and
          cash flows for years ended December
          31, 1993 and  December 31, 1992

          National Data Products, Inc.             20
          audited balance sheets as of
          December 31, 1992 and December
          31, 1991

          National Data Products, Inc.             21
          audited statements of income and
          cash flows for years ended December
          31, 1992, and December 31, 1991

     7(b) Pro Forma Financial Statements           30



































     NYFS01...:\04\40204\0004\2137\RPT3165T.51B

                                                             Item 7(a)


                          NATIONAL DATA PRODUCTS, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 1994
                                   (UNAUDITED)


     ----------------------------------------------------------------------
                                     ASSETS
     CURRENT ASSETS

      CASH                                       $    638,100
      ACCOUNTS RECEIVABLE, NET                     19,168,195
      INVENTORY                                     2,801,468
      OTHER CURRENT ASSETS                            446,639
                                                 ------------
      TOTAL CURRENT ASSETS                         23,054,402

      LAND, BUILDING AND EQUIPMENT                  5,106,569
      --LESS ACCUM. DEPRECIATION                   (1,328,218)
                                                 -------------
      NET LAND, BLDG. AND EQUIPMENT                 3,778,351

      OTHER ASSETS                                     16,252
                                                 ------------
      TOTAL ASSETS                               $ 26,849,005
                                                 ============


                       LIABILITIES & STOCKHOLDERS' EQUITY

     CURRENT LIABILITIES

      ACCOUNTS PAYABLE                           $  7,075,159
      ACCRUED EXPENSES                              1,713,270
      SHORT TERM DEBT                              16,449,375
      CURRENT PORTION OF LT DEBT                      178,863
                                                 ------------
      TOTAL CURRENT LIABILITIES                  $ 25,416,667

      LT DEBT LESS CURRENT PORTION                  1,332,338
                                                 ------------
      TOTAL LIABILITIES                            26,749,005

     STOCKHOLDERS' EQUITY

      CAPITAL STOCK                                     1,000
      ADDITIONAL PAID IN CAPITAL                      666,667
      ACCUMULATED DEFICIT                            (567,667)
                                                 ------------
      TOTAL STOCKHOLDERS' EQUITY                      100,000
                                                 ------------
      TOTAL LIABILITIES AND EQUITY               $ 26,849,005
                                                 ============


                          NATIONAL DATA PRODUCTS, INC.

                             STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1994

                                   (Unaudited)



      Net Sales                                $  120,643,183

      Cost of Revenue                             102,985,234
                                               --------------
        Gross Profit                               17,657,949

      Selling, General and Administrative
        Expenses                                   11,985,385

      Depreciation and Amortization Expense           559,019

      Interest Expense                                877,782

      Other Income, net                                 2,840
                                               --------------
      Income Before Taxes                           4,238,603

      Provision for Income Taxes                            0
                                               --------------
      Net Income                               $    4,238,603
                                               ==============







                          NATIONAL DATA PRODUCTS, INC.

                       Statement of Cash Flows (Unaudited)

                      For the Year Ending December 31, 1994


      OPERATING ACTIVITIES
        Net Income                                          $ 4,238,603
        Adjustments to Reconcile Net Income
         to Net Cash Used by Operating Activities
        Depreciation and amortization                           559,019
        Bad debt expense                                         57,149
        Loss on disposal of land, buildings
          and equipment                                          68,287

      Changes to Operating Assets & Liabilities
       (Increase) in Accounts Receivable                     (7,197,522)
       Decrease in Inventory                                  1,227,317
       (Increase) in Other Current Assets                      (329,222)
       Increase in Accounts Payable                           2,426,823
       Increase in Accrued Expenses                             300,617
                                                            -----------


      Net Cash Provided by Operating Activities               1,351,071
      INVESTING ACTIVITIES
        Purchases of land, buildings and equipment           (1,423,335)
        Proceeds from disposals of land, buildings
           and equipment                                         20,000
        Acquisitions of Other Assets                            (24,567)

      Net Cash (Used by)
         Investing Activities                                (1,427,902)
      FINANCING ACTIVITIES
         Net Borrowing under Line of Credit Agreement         7,873,465
         Re-Payment of Other Debt                              (176,636)
         Borrowing L/T Debt-Mortage                             200,896
         Distribution to Owners                              (7,581,856)
                                                            ------------

      Net Cash Provided by Financing Activities                 315,869
                                                            -----------

      Increase in Cash                                          239,038

      Cash at Beginning of Period                               399,062
                                                            -----------

      Cash at December 31, 1994                             $   638,100
                                                            ===========


                                     ARTHUR
                                    ANDERSEN

                              Arthur Andersen & Co.



     NATIONAL DATA PRODUCTS, INC.

     FINANCIAL STATEMENTS
     AS OF AND FOR THE YEARS ENDED
     DECEMBER 31, 1993 AND 1992
     TOGETHER WITH REPORT OF INDEPENDENT
     CERTIFIED PUBLIC ACCOUNTANTS

                              ARTHUR ANDERSEN & CO.



               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     To the Board of Directors of
     National Data Products, Inc.:

     We have audited the accompanying balance sheets of National Data Products, Inc. (a Florida corporation) as of December 31, 1993 and 1992, and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of National Data Products, Inc. as of December 31, 1993 and 1992, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                   Arthur Andersen & Co.

     Tampa, Florida
       February 24, 1994

                          NATIONAL DATA PRODUCTS, INC.
                          ----------------------------

                   BALANCE SHEETS - DECEMBER 31, 1993 AND 1992
                   -------------------------------------------




              ASSETS                                                                            1993           1992
              ------                                                                         ----------     ----------
        CURRENT ASSETS:
           Cash
           Marketable securities, at cost                                                   $    93,278    $   128,909
           Accounts receivable, less allowances of $691,000 and                                 245,784           -
              $219,000 in 1993 and 1992, respectively, for credits
              and doubtful accounts (Notes 3, 4 and 7)                                       12,022,822      5,702,535
           Inventories (Notes 3 and 4)                                                        3,867,163      2,123,694
           Prepaid expenses and other assets                                                    117,417         87,446
                                                                                           ------------     ----------
                          Total current assets                                               16,346,464      8,042,584

        LAND, BUILDINGS AND EQUIPMENT, net (Notes 2 and 4)                                    3,016,011      2,273,866
                                                                                           ------------   ------------
                                                                                            $19,362,475    $10,316,450
                                                                                           ============   ============

              LIABILITIES AND SHAREHOLDERS' EQUITY
              ------------------------------------
        CURRENT LIABILITIES:
           Accounts payable                                                                 $ 4,484,713    $ 2,386,814
           Accrued expenses                                                                   1,113,866        616,663
           Deferred service contract revenue                                                    238,787        157,577
           Short-term debt (Note 3)                                                           8,577,908      3,976,203
           Current portion of long-term debt (Note 4)                                           116,160        141,772
                                                                                           ------------   ------------
                          Total current liabilities                                          14,531,434      7,279,029

        LONG-TERM DEBT, less current portion (Note 4)                                         1,370,780      1,112,227
                                                                                           ------------   ------------
        COMMITMENTS AND CONTINGENCIES (Note 8)

        SHAREHOLDERS' EQUITY:
           Common stock, par value $1.00 per share, 7,500 shares
              authorized, 1,000 shares issued and outstanding                                     1,000          1,000
           Additional paid-in capital                                                           666,667        666,667
           Retained earnings                                                                  2,792,594      1,257,527
                                                                                           ------------   ------------
                                                                                              3,460,261      1,925,194
                                                                                           ------------   ------------
                                                                                            $19,362,475    $10,316,450
                                                                                           ============   ============


           The accompanying notes are an integral part of these balance sheets.

                          NATIONAL DATA PRODUCTS, INC.
                          ----------------------------

                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                   ------------------------------------------
                 FOR THE YEARS ENDED DECEMBER 31, 1993 AND 1992
                 ----------------------------------------------





                                                            1993           1992
                                                         ----------     ----------
      NET SALES                                         $70,643,100    $44,880,526

      COST OF GOODS SOLD                                 58,483,587     37,709,449
                                                       ------------   ------------
                      Gross Profit                       12,159,513      7,171,077

      SELLING, GENERAL AND ADMINISTRATIVE EXPENSES        8,978,120      5,687,447

      DEPRECIATION AND AMORTIZATION EXPENSE                 375,858        257,095

      INTEREST EXPENSE                                      364,929        341,057

      OTHER INCOME, net                                    (101,960)       (23,558)
                                                       ------------   ------------
                                                          9,616,947      6,262,041
                                                       ------------   ------------
      INCOME BEFORE PROVISION FOR STATE AND
          LOCAL TAXES                                     2,542,566        909,036

      PROVISION FOR STATE AND LOCAL TAXES (Note 6)           25,000           -
                                                       ------------   ------------
      NET INCOME
                                                          2,517,566        909,036
                                                       ------------   ------------
      RETAINED EARNINGS, beginning of year                1,257,527        348,491

      DIVIDENDS TO SHAREHOLDERS                            (982,499)          -
                                                       ------------   ------------
      RETAINED EARNINGS, end of year                    $ 2,792,594    $ 1,257,527
                                                       ============   ============


           The accompanying notes are an integral part of these statements.

                          NATIONAL DATA PRODUCTS, INC.
                          -----------------------------
                            STATEMENTS OF CASH FLOWS
                            -------------------------
                 FOR THE YEARS ENDED DECEMBER 31, 1993 AND 1992
                 -----------------------------------------------




                                                                                              1993          1992
                                                                                           ----------    ----------
        OPERATING ACTIVITIES:
           Net income                                                                      $2,517,566    $  909,036
           Adjustments to reconcile net income to net cash (used in)
               provided by operating activities-
                  Depreciation and amortization                                               375,858       257,095
                  Gain on sales of marketable securities and disposal
                      of land, building and equipment                                        (101,960)      (23,558)
           Changes in operating assets and liabilities-
               Increase in accounts receivable                                             (6,320,287)   (1,705,284)
               (Increase) decrease in inventories                                          (1,743,469)      194,832
               Increase in prepaid expenses and other current assets                          (29,971)      (21,874)
               Increase in accounts payable                                                 2,097,899       291,629
               Increase in accrued expenses                                                   497,203       194,647
               Increased in deferred service contract revenue                                  81,210        65,158
                                                                                           ----------    ----------
                            Total adjustments                                              (5,143,517)     (747,355)
                                                                                           ----------    ----------
                            Net cash (used in) provided by operating activities            (2,625,951)      161,681
                                                                                           ----------    ----------
        INVESTING ACTIVITIES:
           Purchases of marketable securities                                                (818,643)         -
           Proceeds from sales of marketable securities                                       665,766          -
           Purchases of land, buildings and equipment                                      (1,125,300)     (470,126)
           Proceeds from disposals of land, buildings and equipment                            16,350        43,589
                                                                                           ----------    ----------
                            Net cash used in investing activities                          (1,261,827)     (426,537)
                                                                                           ----------    ----------
        FINANCING ACTIVITIES:
           Net proceeds from short-term debt                                                4,601,705       511,057
           Principal payments on long-term debt                                              (157,059)     (179,432)
           Borrowings on long-term debt                                                       390,000          -
           Dividends to shareholders                                                         (982,499)         -
                                                                                           ----------    ----------
                            Net cash provided by financing activities                       3,852,147    $  331,625
                                                                                           ----------    ----------
        NET (DECREASE) INCREASE IN CASH                                                       (35,631)       66,769

        CASH, beginning of year                                                               128,909        62,140
                                                                                           ----------    ----------
        CASH, end of year                                                                  $   93,278    $  128,909
                                                                                           ==========    ==========
        SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
           Cash paid during the year for interest                                          $  347,727    $  322,908





        The accompanying notes are an integral part of these statements.

                          NATIONAL DATA PRODUCTS, INC.
                          ----------------------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                           DECEMBER 31, 1993 AND 1992
                           --------------------------

     1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
          -------------------------------------------

     Organization
     ------------

     National Data Products, Inc. (the Company) is a Florida corporation that distributes and services computer equipment and data processing supplies to business customers throughout the United States.

     Cash
     ----

     For purposes of the statements of cash flows, cash includes cash on hand and in bank accounts.

     Marketable Securities
     ---------------------

     Marketable securities are recorded at the lower of original cost or market value. At December 31, 1993, the Company's marketable securities consist of 10,000 shares of Players International
     Incorporated common stock with an estimated market value of approximately $247,500.

     Inventories
     -----------

     Inventories, which primarily consist of finished computer hardware and software products, supplies and forms, are stated at the lower of cost or market, with cost being determined on a moving average basis which approximates the first-in, first-out (FIFO) method.

     Land, Buildings and Equipment
     -----------------------------

     Land, buildings and equipment are stated at cost. Depreciation expense is computed over the estimated economic useful lives of the related assets as follows:



                                                      Method     Years
                                                  -------------  -----
          Building and leasehold improvements     Straight-line   31.5
          Furniture, fixtures and equipment       Accelerated      5-7
          Vehicles                                Accelerated        5


     Leasehold improvements are amortized on a straight-line basis over the shorter of the term of the lease or the estimated useful life of the asset. Expenditures for renewals and improvements that significantly add to or extend the useful life of the asset are capitalized. Expenditures for maintenance and repairs are expensed when incurred. When an asset is sold or retired, the cost of the asset and the related accumulated depreciation are eliminated from the accounts and any gain or loss is recognized at such time.

     Cash Management System
     ----------------------

     Under the Company's cash management system, disbursements by the bank are reimbursed on a daily basis from the revolving line of credit agreement (see Note 3). As a result, checks issued but not yet presented to the bank are not considered reductions of cash or accounts payable. Included in accounts payable are $2,063,809 and $1,040,779 at December 31, 1993 and 1992, respectively, of outstanding checks issued by the Company but not presented to the bank for payment.

     Deferred Service Contract Revenue
     ---------------------------------

     The Company sells service and repair contracts that are separate and distinct from the manufacturer's warranty agreements sold with its products. The service contracts primarily extend for 12-month periods or less. The revenue from the contracts is generally collected when the service contract is signed. The Company recognizes its service contract revenue ratably over the term of the contracts.

     Reclassifications
     -----------------

     Certain reclassifications have been made to the 1992 financial statements to conform with the 1993 presentation.

     2.   LAND, BUILDINGS AND EQUIPMENT:
          ------------------------------

     Land, buildings and equipment consist of the following:




                                                              1993           1992
                                                            --------       --------
            Land                                          $  683,756     $  474,957
            Buildings and leasehold improvements           1,647,857      1,295,835
            Furniture, fixtures and equipment              1,582,079      1,019,257
            Vehicles                                         108,970        155,173
                                                         -----------    -----------
                                                           4,022,662      2,945,222
            Less-Accumulated depreciation                 (1,006,651)      (671,356)
                                                         -----------    -----------
                                                          $3,016,011     $2,273,866
                                                         ===========    ===========



     Substantially all of the Company's land, buildings and equipment is held as collateral under the Company's long-term debt agreements (see
     Note 4).

     3.   SHORT-TERM DEBT:
          ---------------

     Short-term debt includes a revolving line of credit agreement with a bank (the Line) which is due on demand and is collateralized by certain of the Company's accounts receivable and inventories. Interest is at the bank's prime rate plus .5 percent (6.5 percent at December 31, 1993). The availability under the Line was increased during the year ended December 31, 1993, to the lesser of $9,000,000 or 50 percent of collateralized inventories, as defined, and 85 percent of eligible receivables, as defined. Repayment of borrowings under this arrangement is guaranteed by the officers and shareholders of the Company. In addition, the bank agreed to issue up to $1,000,000 in standby letters of credit to a supplier of the Company to support the inventory floor plan. Availability under the Line is reduced by half of the amount of the standby letters of credit. As of December 31, 1993 and 1992, outstanding borrowings were $6,570,339 and $2,127,382, respectively. Among other restrictions, the Line requires the Company to maintain certain minimum financial ratios. As of December 31, 1993, the Company was in compliance with the covenants.

     The Company also has available a $4,500,000 inventory financing agreement (the Agreement). The Agreement is secured by certain inventories and repayments under the Agreement are due within 30 to 60 days of purchase, depending on the purchase date. Interest during this period is paid by the Company's suppliers of the inventories.
     The Company is assessed a late fee of 1.99 percent per month on the outstanding balance of delinquent payments. Repayment of borrowings under the Agreement is guaranteed by the officers and shareholders of the Company. As of December 31, 1993 and 1992, outstanding borrowings were $2,007,569 and $1,848,821, respectively. The Agreement contains similar covenants as those issued in conjunction with the Line. As of December 31, 1993, the Company was in compliance with the covenants under the Agreement.

     4.   LONG-TERM DEBT.
          --------------

     Long-term debt as of December 31, 1993 and 1992, consists of the following:


                                                           1993              1992
                                                         --------          --------
       Mortgage note payable to a bank, payable
             in monthly installments of $6,000
             plus interest at the bank's prime
             rate plus 1% (7% at December 31,
             1993), with the remaining balance
             due December 1, 1996, collateralized
             by land and buildings                     $1,014,000        $1,076,000

       Mortgage note payable to a bank, payable
             in monthly installments of $1,300
             plus interest at the bank's prime
             rate plus 1% (7% at December 31,
             1993), with the remaining balance
             due June 1, 1997, collateralized by
             a mortgage on certain land and
             building of the Company                      384,800              -

       Note payable to a bank, payable in
             monthly installments of $2,380 plus
             interest at the bank's prime rate
             plus 1.50% (7.5% at December 31,
             1993), with the remaining balance
             due December 1, 1996, collateralized
             by a second mortgage on its land and
             buildings                                     88,140           114,320

       Various notes payable to a bank, payable
             in aggregate - monthly installment
             payments ranging from $543 to $4,444
             including interest at rates ranging
             from prime + 1% to 11.75%, all
             amounts paid in full in 1993.                   -               63,679
                                                       ----------        ----------
                                                        1,486,940         1,253,999
       Less-Current portion of long-term debt             116,160           141,772
                                                       ----------        ----------
                                                       $1,370,780        $1,112,227
                                                       ==========        ==========



     In addition to the primary collateral requirements discussed above, all of the long-term debt is cross collateralized.

     Future maturities of long-term debt as of December 31, 1993, are as follows:


             Year                                                         Amount
             ----                                                         ------
             1995                                                     $  116,160
             1996                                                        916,620
             1997                                                        338,000
                                                                      ----------
                                                                      $1,370,780
                                                                      ==========
/TABLE

     Repayment of the long-term debt is guaranteed by the officers and shareholders of the Company. Among other restrictions, the note agreements require the Company to maintain certain financial ratios. As of December 31, 1993, the Company was in compliance with the financial covenants under the note agreements.

     5.   401(K) PROFIT SHARING PLAN:
          --------------------------

     The Company maintains a 401(k) profit sharing plan for its employees. Contributions to the plan consist of the salary reductions elected by employees, a discretionary matching contribution by the Company equal to a percentage of the amount of salary reductions elected (up to 5 percent of compensation) and an additional discretionary amount determined each year by the Company. Total Company contributions to the plan were approximately $79,100 and $27,400 for the years ended December 31, 1993 and 1992, respectively.

     6.   INCOME TAXES:
          ------------

     The Company is organized under the provisions of Subchapter S of the Internal Revenue Code. Accordingly, the Company is exempt from federal income taxes and income taxes of certain states, and the Company's taxable income is included in the shareholders' individual tax returns. The Company recorded a tax provision of $25,000 for state and local taxes in states which do not recognize the Subchapter S corporation election for the fiscal year ended December 31, 1993. The tax provision is included in accounts payable within the accompanying balance sheets. The tax returns and the amount of taxable income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes to taxable income or loss, the tax liabilities of the shareholders could be changed accordingly.

     7.   RELATED PARTY TRANSACTIONS:
          --------------------------

     The Company has receivables from certain of its shareholders, employees and related entities of employees and related entities of approximately $27,400 and $63,600 as of December 31, 1993 and 1992, respectively. These amounts are included in accounts receivable in the accompanying balance sheets.

     8.   COMMITMENTS AND CONTINGENCIES:
          -----------------------------

     The Company has several noncancelable operating leases, primarily for office and warehouse space, equipment and automobiles. Rent expense of approximately $127,800 and $101,800 was recorded for the years ended December 31, 1993 and 1992, respectively. Future minimum lease payments under noncancelable operating leases as of December 31, 1993, are as follows:


             Year                                                         Amount
             ----                                                         ------
             1994                                                       $113,500
             1995                                                         64,900
             1996                                                         67,100
             1997                                                          2,600
                                                                        --------
                                                                        $248,100
                                                                        ========


     The Company has contingencies with respect to litigation arising in the ordinary course of business. In the opinion of management, such contingencies will not result in any loss which would materially affect the financial position of the Company.

                                 ARTHUR ANDERSEN

                            Arthur Andersen & Co.



     NATIONAL DATA PRODUCTS, INC.

     FINANCIAL STATEMENTS
     AS OF AND FOR THE YEARS ENDED
     DECEMBER 31, 1992 AND 1991
     TOGETHER WITH REPORT OF INDEPENDENT
     CERTIFIED PUBLIC ACCOUNTANTS

                              ARTHUR ANDERSEN & CO.


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     To the Board of Directors of
     National Data Products, Inc.:

     We have audited the accompanying balance sheets of National Data Products, Inc. (a Florida corporation) as of December 31, 1992 and 1991, and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of National Data Products, Inc. as of December 31, 1992 and 1991, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                   ARTHUR ANDERSEN & CO.

     Tampa, Florida,
       March 4, 1993

                          NATIONAL DATA PRODUCTS, INC.
                          ----------------------------
                  BALANCE SHEETS -- DECEMBER 31, 1992 AND 1991
                  --------------------------------------------


         ASSETS                                    1992         1991
         ------                                    ----         ----
     CURRENT ASSETS:
       Cash                                   $   128,909   $   62,140
       Accounts receivable, less allowance
         of approximately $219,000 and
         $234,000 in 1992 and 1991,
         respectively, for credits
         and doubtful accounts (Notes 3,
         4 and 7)                               5,702,535    3,997,251
       Inventories (Notes 1, 3 and 4)           2,123,694    2,318,526
       Other                                       87,446       65,572
                                              -----------   ----------
              Total current assets              8,042,584    6,443,489
                                              -----------   ----------
     LAND, BUILDINGS AND EQUIPMENT, net
       (Notes 1, 2, 4 and 7)                    2,269,423    2,079,796
     OTHER ASSETS                                   4,443        1,070
                                              -----------   ----------
                                              $10,316,450   $8,524,355
                                              ===========   ==========


         LIABILITIES AND SHAREHOLDERS' EQUITY
         ------------------------------------
     CURRENT LIABILITIES:
       Accounts payable                        $2,386,814   $2,095,185
       Accrued expenses                           616,663      422,016
       Deferred service contract
         revenue (Note 1)                         157,577       92,419
       Short-term debt (Note 3)                 3,976,203    3,465,146
       Current portion of long-term
         debt (Note 4)                            141,772      173,663
                                              -----------   ----------
              Total current liabilities         7,279,029    6,248,429

     LONG-TERM DEBT, less current
       portion (Note 4)                         1,112,227    1,259,768
                                              -----------   ----------
     COMMITMENTS AND CONTINGENCIES (Note 8)

     SHAREHOLDERS' EQUITY:
       Common stock, par value $1.00 per
         share, 7,500 shares authorized,
         1,000 shares issued and outstanding        1,000        1,000
       Additional paid-in capital                 666,667      666,667
       Retained earnings                        1,257,527      348,491
                                              -----------   ----------
                                                1,925,194    1,016,158
                                              -----------   ----------
                                              $10,316,450   $8,524,355
                                              ===========   ==========


     The accompanying notes are an integral part of these balance sheets.

                          NATIONAL DATA PRODUCTS, INC.
                          ----------------------------
                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                   ------------------------------------------
                 FOR THE YEARS ENDED DECEMBER 31, 1992 AND 1991
                 ----------------------------------------------


                                                 1992          1991
                                                 ----          ----
     NET SALES                               $44,880,526   $34,905,543

     COST OF GOODS SOLD                       37,709,449    29,438,228
                                             -----------   -----------
              Gross margin                     7,171,077     5,467,315

     SELLING, GENERAL AND
       ADMINISTRATIVE EXPENSES                 5,687,447     4,678,238

     DEPRECIATION AND AMORTIZATION EXPENSE       257,095       222,500

     INTEREST EXPENSE                            341,057       394,427

     OTHER (INCOME) EXPENSE                      (23,558)       36,060
                                             -----------   -----------
              Total expenses                   6,262,041     5,331,225
                                             -----------   -----------
              Net income                         909,036       136,090

     RETAINED EARNINGS, beginning of year        348,491       212,401
                                             -----------   -----------
     RETAINED EARNINGS, end of year          $ 1,257,527   $   348,491
                                             ===========   ===========




        The accompanying notes are an integral part of these statements.

                          NATIONAL DATA PRODUCTS, INC.
                          ----------------------------
                            STATEMENTS OF CASH FLOWS
                            ------------------------
                 FOR THE YEARS ENDED DECEMBER 31, 1992 AND 1991
                 ----------------------------------------------


                                                          1992        1991
                                                          ----        ----
     OPERATING ACTIVITIES:
      Net income                                     $    909,036  $   136,090
      Adjustments to reconcile net income
       to net cash provided by operating
       activities-
        Depreciation and amortization                    257,095       222,500
        Bad debt expense                                  45,000        90,413
        (Gain) loss on disposals of land,
         buildings and equipment                         (23,558)       36,060
      Changes in operating assets and liabilities-
       (Increase) decrease in accounts
        receivable                                    (1,750,284)      784,961
       Decrease in inventories                           194,832     1,050,354
       Increase in other current assets                  (21,874)      (48,049)
       Increase (decrease) in accounts payable           291,629    (1,471,233)
       Increase (decrease) in accrued expenses           194,647      (351,308)
       Increase in deferred service contract
        revenue                                           65,158        92,419
                                                     -----------   -----------
           Total adjustments                            (747,355)      406,117
                                                     -----------   -----------
           Net cash provided by operating
            activities                                   161,681       542,207
                                                     -----------   -----------
     INVESTING ACTIVITIES:
      Purchases of land, buildings and
       equipment                                        (465,462)     (201,276)
      Proceeds from disposals of land,
       buildings and equipment                            43,589        43,823
                                                     -----------   -----------
           Net cash used in investing
            activities                                  (421,873)     (157,453)
                                                     -----------   -----------
     FINANCING ACTIVITIES:
      Net advances of (payments on)
       proceeds from short-term debt                    511,057       (411,613)
      Principal payments on long-term debt             (179,432)      (170,770)
      Additional loan costs associated
       with refinancing                                  (4,664)          -
                                                     ----------    -----------
           Net cash provided by (used in)
            financing activities                        326,961       (582,383)
                                                     ----------     ----------
     INCREASE (DECREASE) IN CASH                         66,769       (197,629)

     CASH, beginning of period                           62,140        259,769
                                                     ----------     ----------
     CASH, end of period                             $  128,909     $   62,140
                                                     ==========     ==========
     SUPPLEMENTAL DISCLOSURE OF
      CASH FLOW INFORMATION:
      Cash paid during the year
       of interest                                   $  322,908     $  411,597


        The accompanying notes are an integral part of these statements.

                          NATIONAL DATA PRODUCTS, INC.
                          ----------------------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                           DECEMBER 31, 1992 AND 1991
                           --------------------------

     1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
          ------------------------------------------

     Organization
     ------------

     National Data Products, Inc. (the Company) is a Florida corporation that distributes computer equipment and data processing supplies to business customers throughout the United States.

     Cash
     ----

     For purposes of the statements of cash flows, cash includes cash on hand and in bank accounts.

     Inventories
     -----------

     Inventories, which primarily consist of finished computer related hardware and software products and forms, are stated at the lower of cost or market, with cost being determined on a moving average basis which approximates the first-in, first-out (FIFO) method. Inventories include elements of materials, labor and overhead.

     Land, Buildings and Equipment
     -----------------------------

     Land, buildings and equipment are stated at cost. Depreciation expense is computed over the estimated economic useful lives of the related assets as follows:


                                             Method              Years
                                             ------              -----
     Buildings and leasehold improvements    Straight-line       31.5
     Furniture, fixtures and equipment       Accelerated          5-7
     Vehicles                                Accelerated            5



     Leasehold improvements are amortized on a straight-line basis over the shorter of the term of the lease or the estimated useful life of the asset. Expenditures for renewals and improvements that significantly add to or extend the useful life of the asset are capitalized. Expenditures for maintenance and repairs are expensed when incurred. When an asset is sold or retired, the cost of the asset and the related accumulated depreciation are eliminated from the accounts and any gain or loss is recognized at such time.

     Cash Management System
     ----------------------

     Under the Company's cash management system, disbursements by the bank are reimbursed on a daily basis from the revolving line of credit agreement (see Note 3). As a result, checks issued but not yet presented to the bank are not considered reductions of cash or accounts payable. Included in accounts payable are $1,040,779 and $1,126,131 at December 31, 1992 and 1991, respectively, of outstanding checks issued by the Company but not presented to the bank for payment.

     Deferred Service Contract Revenue
     ---------------------------------

     The Company sells service repair contracts that are separate and distinct from the manufacturer's warranty agreements sold with its products. The service contracts primarily extend for 12-month periods or less. The revenue from the contracts is generally collected when the service contract is signed. The Company recognizes its service contract revenue ratably over the term of the contracts.

     Reclassifications
     -----------------

     Certain reclassifications have been made to the 1991 financial statements to conform with the 1992 presentation.

     2.   LAND, BUILDINGS AND EQUIPMENT:
          -----------------------------

     Land, buildings and equipment consist of the following:


                                               1992        1991
                                             ---------   ---------
     Land                                   $  474,957  $  474,957
     Buildings and leasehold improvements    1,291,392   1,251,081
     Furniture, fixtures and equipment       1,019,257     644,404
     Vehicles                                  155,173     155,173
                                            ----------  ----------
                                             2,940,779   2,525,615
     Less- Accumulated depreciation           (671,356)   (445,819)
                                            ----------  ----------
                                            $2,269,423  $2,079,796
                                            ==========  ==========


     Substantially all of the Company's land, buildings and equipment is held as security under the Company's long-term debt agreements (see
     Note 4).

     3.   SHORT-TERM DEBT:
          ---------------

     Short-term debt includes a revolving line of credit agreement with a bank (the Line) which is due on demand and is collateralized by certain of the Company's accounts receivable and inventories.
     Interest is at the bank's prime rate plus 1.25 percent (7.25 percent at December 31, 1992). The terms of the Line restrict borrowings to the lesser of $4,000,000 or 40 percent of collateralized inventories, as defined, and 85 percent of eligible receivables, as defined. Repayment of borrowings under this arrangement is guaranteed by the officers and shareholders of the Company. As of December 31, 1992 and 1991, outstanding borrowings were $2,127,382 and $2,061,463, respectively. Among other restrictions, the Line requires the Company to maintain certain minimum financial ratios. As of December 31, 1992, the Company was in compliance with the covenants.

     The Company also has available a $2,000,000 inventory financing agreement (the Agreement). The Agreement is secured by certain inventories and repayments under the Agreement are due within 30 to 60 days of purchase, depending on the purchase date. Interest during this period is paid by the Company's suppliers of the inventories.
     The Company is assessed a late fee of 1.99 percent per month on the outstanding balance of delinquent payments. Repayment of borrowings under the Agreement is guaranteed by the officers and shareholders of the Company. As of December 31, 1992 and 1991, outstanding borrowings were $1,848,821 and $1,403,683, respectively. The Agreement contains similar covenants as those issued in conjunction with the Line. As of December 31, 1992, the Company was in compliance with the covenants under the Agreement.

     4.   LONG-TERM DEBT:
          --------------

     Long-term debt consists of:


                                                   1992            1991
                                                   ----            ----
      Mortgage note payable to a bank,
        modified on February 4, 1993, due
        December 1, 1996, payable in
        monthly installments of $6,000
        plus interest at the bank's prime
        rate plus 1%, interest rate at
        December 31, 1992, had floor of
        9.5%, collateralized by land and
        buildings                               $1,076,000      $1,124,000

      Note payable to a bank, payable in
        monthly installments of $2,380
        plus interest at the bank's prime
        rate plus 1.50% (7.5% at December
        31, 1992), with the remaining
        balance due December 1, 1996,
        collateralized by a second
        mortgage on its land and buildings         114,320         142,880

      Note payable to a bank due
        March 21, 1993, payable in monthly
        installments of $4,444 plus
        interest at the prime rate plus 1%
        (7.0% at December 31, 1992),
        collateralized by certain of the
        Company's inventories, accounts
        receivable and equipment                    13,333          66,667

      Note payable to a bank due December
        27,1994, payable in monthly
        installments of $1,400 plus
        interest at the bank's prime rate
        plus 1% (7.0% at December 31,
        1992), collateralized by certain
        of the Company's inventories,
        accounts receivable and equipment           33,600          50,400

      Notes payable to a bank with
        maturities ranging from April 25,
        1993 to August 1994, payable in
        aggregate monthly installment
        payments ranging from $543 to
        $2,591 including interest at rates
        ranging form 10.5% to 11.75%,
        collateralized by Company vehicles          16,746          49,484
                                                ----------      ----------
      Less-Current portion of long-              1,253,999       1,433,431
        term debt
                                                   141,772         173,663
                                                ==========      ==========
                                                $1,112,227      $1,259,768
                                                ==========      ==========

     In addition to the primary collateral requirements discussed above, all of the long-term debt is cross collateralized.

     Future maturities of long-term debt as modified as of December 31, 1992, are as follows:



                    Year                 Amount
                    ----                 ------
                    1993               $  141,772
                    1994                  121,027
                    1995                  100,560
                    1996                  890,640
                                       ----------
                                       $1,253,999
                                       ==========

     Repayment of the long-term debt is guaranteed by the officers and shareholders of the Company. Among other restrictions, the note agreements require the Company to maintain certain financial ratios. As of December 31, 1992, the Company was in compliance with the financial covenants under the note agreements.

     5.   401(K) PROFIT SHARING PLAN:
          --------------------------

     The Company maintains a 401(k) profit sharing plan for its employees. Contributions to the plan consist of the salary reductions elected by employees, a discretionary matching contribution by the Company equal to a percentage of the amount of salary reductions elected (up to 5 percent of compensation) and an additional discretionary amount determined each year by the Company. Total Company contributions to the plan were approximately $27,400 and $22,800 for the years ended December 31, 1992 and 1991, respectively.

     6.   INCOME TAXES:
          ------------

     The Company is organized as a small business corporation under the provisions of Subchapter S of the Internal Revenue Code. Accordingly, the accompanying statements of income do not include a provision for federal or state income taxes. All income or loss is reported through the shareholders' personal tax returns. The tax returns and the amount of taxable income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes to taxable income or loss, the tax liabilities of the shareholders could be changed accordingly.

     7.   RELATED PARTY TRANSACTIONS:
          --------------------------

     During 1991, the Company exchanged one of its vehicles as well as one of its shareholder's vehicles for two new vehicles. The Company recorded a loss of approximately $16,200 on the exchange. In addition, the Company recorded a receivable of approximately $13,200 from the shareholder on the exchange, which was charged to salary expense within the year ended December 31, 1992. This amount was properly included within the shareholder's compensation.

     The Company has additional receivables from other shareholders, employees and related entities of approximately $63,600 and $108,400 as of December 31, 1992 and 1991, respectively. These amounts are included in accounts receivable in the accompanying balance sheets.

     8.   COMMITMENTS AND CONTINGENCIES:
          -----------------------------

     The Company has several noncancelable operating leases, primarily for office and warehouse space, equipment and automobiles. Rent expense of approximately $101,800 and $43,400 was recorded for the years ended December 31, 1992 and 1991, respectively. Future minimum lease payments under noncancelable operating leases as of December 31, 1992, are as follows:


                    Year               Amount
                    ----               ------
                    1993               $ 93,400
                    1994                 72,400
                    1995                 49,600
                    1996                 52,000
                    1997                  2,200
                                       --------
                                       $269,600
                                       ========


     The company has contingencies with respect to litigation arising in the ordinary course of business. In the opinion of management, such contingencies will not result in any loss which would materially affect the financial position of the Company.

                                  Item 7(b)

               Unaudited Pro Forma Combined Financial Information


          The following unaudited pro forma combined balance sheet reflects the combined balance sheet of Dataflex Corporation ("Dataflex" or "The Company") and the historical balance sheet of National Data Products, Inc. ("NDP"), adjusted to give effect to the acquisition of substantially all the assets and liabilities of NDP on January 1, 1995. The unaudited pro forma combined balance sheet assumes that the acquisition occurred on December 31, 1994. The business combination will be accounted for as a purchase.

          The information utilized for NDP's historical statement of operations in the pro forma financial information is based on unaudited information for the year ended March 31, 1994, and for the nine months ended December 31, 1994.

          The unaudited pro forma combined statements of operations for the year ended March 31, 1994 and for the nine months ended December 31, 1994 give effect to the acquisitions of Granite Computer Products, Inc. ("Granite") on April 1, 1994, Advantage Systems, Inc. ("Advantage") on June 1, 1994, Hagen Computer Systems, Inc. ("Hagen") on November 1, 1994 and NDP on January 1, 1995 as if they had occurred at the beginning of the periods presented.

          On August 19, 1994 the Company acquired Sunland Computer Services, Inc. ("Sunland"), which has been accounted for under the pooling of interests method. As such, the December 31, 1994 combined balance sheet and the Statement of Operations for the year ended March 31, 1994 and the nine months ended December 31, 1994 of Dataflex Corporation have been restated to include unaudited historical information of Sunland.

          The pro forma combined financial information does not purport to represent what the Company's results of operations or financial position would have been if the acquisitions had been consummated on the dates indicated or that may be obtained in the future. The pro forma financial information should be read in conjunction with the financial statements and notes thereto of Dataflex, Sunland, Granite, Advantage and NDP.

                                               DATAFLEX CORPORATION
                                         PRO FORMA COMBINED BALANCE SHEET
                                                December 31, 1994
                                                    (Unaudited)


                                                                    As of December 31, 1994
                                             --------------------------------------------------------------
                                                      Historical
                                             -----------------------------
                                                                                Pro Forma         Combined
                                               Dataflex           NDP          Adjustments       Pro Forma
                                             ------------     ------------     ------------     ------------
ASSETS

Current Assets:
 Cash and Cash Equivalents                   $    866,670     $    638,100     $          0     $  1,504,770
 Accounts Receivable, net                      37,212,888       19,168,195                        56,381,083
 Inventory                                     22,488,196        2,801,468                        25,289,664
 Deferred Tax Asset                               297,021                                            297,021
 Other                                          6,956,163          446,639                         7,402,802
                                             ------------     ------------     ------------     ------------
Total Current Assets                           67,820,938       23,054,402                0       90,875,340

Property and Equipment, net                     6,474,940        3,778,351                        10,253,291
Other Assets                                      714,605           16,252                           730,857
Goodwill, net                                  11,176,649                        16,000,000(1)    27,176,649
                                             ------------     ------------     ------------     ------------
Total Assets                                 $ 86,187,132     $ 26,849,005     $ 16,000,000     $129,036,137
                                             ============     ============     ============     ============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
 Short-Term Borrowings                       $ 25,601,108     $ 16,449,375     $  6,200,000(1)  $ 48,250,483
 Accounts Payable                              23,443,026        7,075,159                        30,518,185
 Accrued Expenses and Other Payables            5,668,850        1,713,270          775,000(4)     8,157,120
 Income Taxes Payable                             430,184                                            430,184
 Current Portion of Long Term Debt                                 178,863                           178,863
                                             ------------     ------------     ------------     ------------
Total Current Liabilities                      55,143,168       25,416,667        6,975,000       87,534,835

Deferred Tax Payable                              423,065                                            423,065
Other Long Term Liabilities                       243,184                                            243,184
Long Term Debt                                  1,000,000        1,332,338        3,500,000(1)     5,832,338
                                             ------------     ------------     ------------     ------------
Total Liabilities                              56,809,417       26,749,005       10,475,000       94,033,422
                                             ------------     ------------     ------------     ------------

Commitments and Contingencies

Shareholders' Equity:
 Common Stock - no par value                   14,787,561            1,000        5,624,000(1)    20,412,561
 Paid in Capital                                                   666,667         (666,667)(1)            0
 Less: Loans Receivable from Officers
      for Exercised Stock Options                (628,723)                                          (628,723)
 Retained Earnings (Accumulated Deficit)       15,753,227         (567,667)         567,667(1)    15,753,227
                                             ------------     ------------     ------------     ------------
                                               29,912,065          100,000        5,525,000       35,537,065

 Less: Treasury Stock - At Cost                  (534,350)                                          (534,350)
                                             ------------     ------------     ------------     ------------
Total Shareholders' Equity:                    29,377,715          100,000        5,525,000       35,002,715
                                             ------------     ------------     ------------     ------------
Total Liabilities and Shareholders' Equity   $ 86,187,132     $ 26,849,005     $ 16,000,000     $129,036,137
                                             ============     ============     ============     ============


       See accompanying notes to proforma combined financial information.

                              DATAFLEX CORPORATION
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                       Nine Months Ended December 31, 1994
                                   (Unaudited)



                                              Historical
                       ------------------------------------------------------

                       Dataflex*       Advantage     Hagen         NDP
                       Nine Months     April 1,      April 1,      April 1,
                       Ended           1994 to       1994 to       1994 to                       Pro Forma
                       December 31,    May 31,       October       December                      Adjust-         Pro Forma
                       1994            1994          31, 1994      31, 1994      Combined        ments           Combined
                       ------------    ----------    ----------    ----------    -----------     ---------       -----------
 Revenue               $175,789,150    $8,234,873    $5,680,599   $96,217,508    $285,922,130  $         0       $285,922,130
 Cost of Revenue        155,552,749     7,236,841     5,281,701    82,509,055     250,580,346                     250,580,346
                       ------------    ----------    ----------   -----------    ------------  -----------       ------------

 Gross Profit            20,236,401       998,032       398,898    13,708,453      35,341,784                      35,341,784
 Selling, G & A
 Expenses                15,504,747       226,595       397,892     9,733,133      25,862,367      508,000(2)      26,370,367
                       ------------    ----------    ----------   -----------    ------------  -----------       ------------

 Operating Income         4,731,654       771,437         1,006     3,975,320       9,479,417     (508,000)          8,971,417

 Other Income
 (Expense):
 Interest Income
 (Expense), Net          (1,362,361)      (87,751)      (38,815)     (739,986)     (2,228,913)    (608,350)(5)     (2,837,263)
                       ------------    ----------    ----------   -----------    ------------  -----------       ------------

 Income (loss)
 Before Income Taxes
                          3,369,293       683,686        (37,809)   3,235,334       7,250,504   (1,116,350)         6,134,154
 Provision
 (Benefit) for
 Income Taxes             1,501,967        22,000        (17,209)                   1,506,758    1,128,803(5)       2,635,561

 Net Income (loss)     $  1,867,326    $  661,686    $   (20,600) $ 3,235,334    $  5,743,746  $(2,245,153)      $  3,498,593
                       ============    ==========    ===========  ===========    ============  ============      ============

 Earnings per Common
 Share                 $       0.41                                              $       1.26                    $       0.67
                       ============                                              ============                    ============

 Weighted Average
 Common and Common
 Equivalent Shares
 Outstanding              4,566,494                                                 4,566,494                      5,207,360
                          =========                                                 =========                      =========

     * Restated to include results of operations of Sunland Acquisition accounted for as a pooling of interests.


       See accompanying notes to pro forma combined financial information.

                                            DATAFLEX CORPORATION
                                 PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                         Year Ended March 31, 1994
                                                  (Unaudited)

                                        Historical                                               Historical
                             -----------------------------------               -------------------------------------------
                                                                               Granite         Advantage         Hagen
                                Dataflex        Sunland                        Dec, 31,        Dec. 31,        March 31,
                             March 31, 1994   March 31, 1994     Combined       1993              1993           1994
                             --------------   --------------     --------      -------          --------       --------
Revenue                       $102,380,084     $19,968,484    $122,348,568     $42,812,500     $27,032,269     $8,422,226

Cost of Revenue                 92,138,180      16,680,067     108,818,247      37,056,000      24,184,365      7,370,339
                              ------------     -----------    ------------     -----------     -----------     ----------
        Gross Profit            10,241,904       3,288,417      13,530,321       5,756,500       2,847,904      1,051,887

Selling, G&A Expenses            8,097,143       2,578,355      10,675,498       5,124,200       1,050,478        980,822
                              ------------     -----------    ------------     -----------     -----------     ----------
Operating
Income                           2,144,761         710,062       2,854,823         632,300       1,797,426         71,065

Other Income (Expense):
 Interest Income (Expense),
 Net                               213,199        (208,442)          4,757        (131,200)       (204,181)       (41,675)
 Litigation, Settlement &
 Related Costs                    (847,500)                       (847,500)
 Other, Net
                               -----------     -----------     -----------     -----------     -----------     ----------
Income Before Income Taxes       1,510,460         501,620       2,012,080         501,100       1,593,245         29,390

Provision for Income Taxes         664,655         219,505         884,160          15,700          23,736          6,089
                              ------------     -----------    ------------     -----------     -----------     ----------
Net Income                    $    845,805     $   282,115    $  1,127,920     $   485,400     $ 1,569,509     $   23,301
                              ============     ===========    ============     ===========     ===========     ==========
Earnings per Common Share     $       0.25                    $       0.28
                              ============                    ============
Weighted Average Common and      3,445,036                       4,085,036
Common Equivalent Shares      ============                    ============
Outstanding

                                                          Historical
                                                          ----------
                                                              NDP                   Pro Forma                 Pro Forma
                                                           Dec. 31, 1993           Adjustments                 Combined
                                                          -------------            -----------                --------
Revenue                                                     $70,643,100             $         0               $271,258,663
Cost of Revenue                                              59,470,830                (575,000)(3)            236,324,781
                                                            -----------             -----------               ------------
        Gross Profit                                         11,172,270                 575,000                 34,933,882

Selling, G&A Expenses                                         8,366,735               1,089,226(2)              27,286,959
                                                            -----------             -----------               ------------

Operating Income                                              2,805,535                (514,226)                 7,646,923
Other Income (Expense):
 Interest Income (Expense), Net                                (364,929)             (1,215,800)(5)             (1,953,028)
 Litigation, Settlement & Related Costs                                                                           (847,500)
 Other, Net                                                     101,960                                            101,960
                                                            -----------             -----------               ------------
Income Before Income Taxes                                    2,542,566              (1,730,026)                 4,948,355

Provision for Income Taxes                                       25,000               1,188,288(5)               2,142,973
                                                            -----------             -----------               ------------
Net Income                                                  $ 2,517,566             $(2,918,314)              $  2,805,382
                                                            ===========             ============              ============
Earnings per Common Share                                                                                     $       0.59
                                                                                                              ============
Weighted Average Common and Common Equivalent                                                                    4,781,433
Shares Outstanding                                                                                            ============


     See accompanying notes to pro forma combined financial information.

                NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION

                                   (UNAUDITED)


     1.   THE ACQUISITIONS

     On January 1, 1995, the Company acquired substantially all of the assets and liabilities of National Data Products, Inc. ("NDP") for $6,200,000 in cash, $3,500,000 in subordinated notes, and 625,000 shares of the Company's common stock with an aggregate market value of $5,625,000. This acquisition has been accounted for as a purchase and has been reflected in the Company's pro-forma balance sheet as of December 31, 1994.

     On August 19, 1994, Dataflex Corporation ("Dataflex" or the "Company") acquired all of the outstanding stock of Sunland Computer Services, Inc. ("Sunland"), a reseller and service provider of computer products located in Phoenix, Arizona. Under the provisions of the agreement, the Company acquired all of the issued and outstanding common stock of Sunland in exchange for 640,000 shares of the Company's common stock, no par value, with an aggregate market value of $4,800,000. The Sunland acquisition has been accounted for as a pooling of interests.

     On April 1, 1994, June 1, 1994 and November 1, 1994, the Company acquired substantially all of the assets and liabilities of Granite Computer Products, Inc. ("Granite"), Advantage Systems, Inc. ("Advantage"), and Hagen Computer Systems, Inc. ("Hagen"), respectively. These acquisitions were accounted for as purchases and have been reflected in the Company's balance sheet as of December 31, 1994.


     2.   GOODWILL AND AMORTIZATION

     The amortization expense reflected on the pro forma statement of operations for the year ended March 31, 1994 and the nine months ended December 31, 1994 is calculated on a straight line basis utilizing a useful life of 25 years based on estimated goodwill for the Granite, Advantage, Hagen and NDP acquisitions of $27,230,636.


     3.   COST REDUCTIONS

     As a result of the acquisitions the Company will receive additional cost reductions with certain major manufacturers, where appropriate. The cost savings are the result of increased purchasing volumes allowing for an increase in vendor discounts to the Company. The cost reductions are reflected on the pro forma statement of operations for the year ended March 31, 1994 as a reduction to cost of goods sold.

     4.   ACCRUED EXPENSES AND OTHER PAYABLES

     The Company has accrued for $775,000 of legal, audit and other costs associated with the Aquisition of NDP.

     5.   CERTAIN OTHER EXPENSES

     Certain other expenses have been adjusted on a pro forma basis to reflect the transactions as if they had occurred at the beginning of the periods ended March 31, 1994 and December 31, 1994, as follows:

                                                        Total
                                                        -----
     Year Ended March 31, 1994:
     --------------------------
     Interest expense based on increased
     borrowings at a 6% annual interest rate           $1,215,800

     Adjusted tax effect, at an effective tax
     rate of 41% for Granite, Advantage, Hagen
     and NDP                                           $1,450,688


     Nine Months Ended December 31, 1994:
     ------------------------------------
     Interest expense based on increased
     borrowings at an average annual interest
     rate of 7.4%.                                     $  608,350

     Adjusted tax effect, at an effective tax
     rate of 41% for Advantage, Hagen, and NDP         $1,477,801
